Exhibit 99.1

NeoPhotonics Stockholders Approve Merger Agreement with Lumentum

SAN JOSE, Calif., Feb. 1, 2022— NeoPhotonics Corporation (NYSE: NPTN) (“NeoPhotonics”), a leading developer of silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high speed communications networks, stated that today the NeoPhotonics stockholders approved the merger agreement under which Lumentum Holdings Inc. (NASDAQ: LITE) (“Lumentum”) will acquire NeoPhotonics. Stockholders also approved other proposals relating to the transaction.

Approximately 99.5% of NeoPhotonics stockholders who voted cast their votes in favor of the proposal to approve the merger agreement. This represented approximately 76.3% of NeoPhotonics’ outstanding common stock as of the record date for the Special Meeting of Stockholders.

The remaining requirements for closure of the transaction are customary closing conditions set forth in the merger agreement and approval from the State Administration for Market Regulation (SAMR) of the People’s Republic of China. As previously announced, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), has expired with respect to the proposed acquisition. The transaction is expected to close in the second half of calendar year 2022, as previously announced.

About NeoPhotonics

NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,”

“contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

NeoPhotonics Corporation

Beth Eby, Chief Financial Officer

+1-408-895-6086

ir@neophotonics.com

Sapphire Investor Relations, LLC

Erica Mannion, Investor Relations

+1-617-542-6180

ir@neophotonics.com

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